Exhibit 1.01

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

This is the Conflict Minerals Report (“Report”) of Cascade Microtech, Inc. (“CSCD”) for the year that ended December 31, 2014 pursuant to Rule 13p-1 of the Securities Exchange Act of 1934 (the “Rule”). The Rule requires CSCD to report on the source and origin of Conflict Minerals that are contained in the products CSCD manufactures or contracts to manufacture and that are necessary to the functionality or production of the products. “Conflict Minerals” are tantalum, tin, gold, and tungsten for the purposes of this Report. Under the Rule, if after a reasonable country of origin inquiry CSCD cannot determine that it has no reason to believe that some of the Conflict Minerals may have originated in the Democratic Republic of the Congo or an adjoining country (“Covered Country”) and are not from recycled or scrap sources, CSCD must exercise due diligence on the conflict minerals’ source and chain of custody and report on the results.

This Report is not subject to an independent private sector audit as permitted by the Rule.

Unless otherwise defined herein, capitalized terms have the meaning given to them in the Rule.

Company Overview

CSCD is a worldwide leader in the design, development, and manufacture of advanced wafer probing, thermal and reliability solutions for the electrical measurement and testing of high performance semiconductor devices. CSCD’s products enable precision on-wafer measurement of integrated circuits and are typically used in the early phases of the development of semiconductor processes where the accuracy and repeatability of measurements is critical to achieving yield from advanced process nodes. CSCD’s products are also used in production applications to test semiconductor devices prior to completion of the manufacturing process. CSCD’s engineering probe stations and analytical probes are used in research and development to perform precise electrical measurements, or electrical metrology, on increasingly complex and high-speed chips in order to assure quality and reliability, reduce costly redesigns, accelerate time-to-market and improve chip fabrication processes. CSCD’s production probe cards reduce manufacturing costs of complex and high-speed chips by identifying defective chips early in the process and by testing multiple chips concurrently.

CSCD has four manufacturing facilities: two locations in Beaverton, Oregon, USA were consolidated to one in August of 2014; North St Paul, Minnesota, USA; Munich and Sacka, Germany. CSCD’s supply chain is complex and diverse with vendors residing throughout the world.

Due Diligence Standards

CSCD’s due diligence measures were designed to conform to the framework in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition.

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

CSCD Conflict Minerals Policy

CSCD has adopted a Conflict Minerals Policy and requires its suppliers to comply with the policy. CSCD’s Conflict Minerals Policy is found on its website at http://www.cmicro.com/company/quality-and-environment and includes the following:

It is Cascade Microtech Inc.’s intent to ensure that our organization does not aid in funding or enabling any group to oppress others through the manufacturing of our products. This policy fits into our framework of social responsibility as global citizens.

CSCD supports ending violence and human rights violations in the mining of certain minerals from a location described as the “Conflict Countries,” located in the Democratic Republic of the Congo (DRC) and surrounding countries.

CSCD supports the Conflict Minerals Rule passed by Congress to further the humanitarian goal of ending violent conflict in Conflict Countries, where the exploitation and trade of “Conflict Minerals” has partially financed the oppression of people in the DRC and its surrounding countries.

Due Diligence Measures and Applicable Products

CSCD initially reviewed the products that it manufactured or contracted to manufacture in 2014 to determine which of those products contained Conflict Minerals that were necessary to the functionality or production of CSCD’s products. Based on that review, CSCD determined that all of its products (the “Applicable 3TG Products”) potentially contain Conflict Minerals and possibly were within the scope of the Rule requiring CSCD to perform reasonable country of origin inquiries and additional due diligence efforts in order to determine the source and chain of custody of the Conflict Minerals contained in the Applicable 3TG Products.

CSCD requested that applicable direct suppliers for CSCD complete a survey to identify the source of Conflict Minerals they supply to us and return the survey to CSCD. CSCD does not buy Conflict Minerals directly from smelters or refiners.

The survey was designed to collect information on the existence of Conflict Minerals in parts supplied to CSCD, the smelter or refiner of the Conflict Minerals, if present, and whether the Conflict Minerals were sourced from a Covered Country. The questions asked in the survey included, but were not limited to, the identity of any Conflict Minerals used in products supplied to us, the location of applicable smelters and if the country of origin for the identified Conflict Minerals included DRC or covered countries. Completion of the survey with a certification statement pertaining to the accuracy of the disclosed information was obtained from nearly 85% of suppliers surveyed. CSCD reviewed the survey data to ensure the completeness of each survey upon its return. CSCD also reviewed the survey data compared to publically available information to help it access the accuracy of the data. CSCD compared the survey results with publically available information provided by the Conflict Free Smelter Initiative’s (“CFSI”).

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Suppliers that do not complete the survey risk non-compliance with CSCD’s Conflict Mineral’s Policy and the right to continue to supply products to CSCD. CSCD made non-responsive suppliers aware that non-compliance may lead to disqualification as a supplier.

Based on the survey results and its due diligence efforts, CSCD was not able to obtain what it believes is accurate information on the country of origin of the Conflict Minerals used in the Applicable 3TG Products.

Methodology

CSCD sources a wide variety of components, parts, materials and assemblies from a very diverse supply base of more than 700 suppliers worldwide. To effectively manage its process and prioritize its efforts, CSCD identified applicable suppliers it believed might supply components, parts, materials and assemblies containing Conflict Minerals and that likely meet one or more of the following characteristics of “critical suppliers” (suppliers that are essential to CSCD’s success and upon which CSCD has a strong dependence): top spend; sole-source or single-source and provide products of high significance and leaders in technology, quality and performance within their market segment (57 in total); other high-spend suppliers (65); and low-spend suppliers whose products likely contain the minerals of interest (16). Surveys were sent to these 138 suppliers who represent greater than 88% of CSCD’s annual procurement spend.

Data

Total number of smelters identified by suppliers	522
Number of smelters listed as compliant with the Conflict-Free Smelter Program (“CFSP”)	151
Number of suppliers including smelters using recycled or scrap sources on their report	7

For Smelter Information see Attachment 1.

Conclusion

Based on the inquiries and due diligence procedures CSCD performed and its suppliers’ general lack of process control over Conflict Minerals in their supply chain, CSCD is unable to determine the origin of all the Conflict Minerals used in its products and cannot exclude the possibility that some may have originated from the Covered Countries. As such, CSCD has concluded that its Applicable 3TG Products are “DRC conflict undeterminable.”

Future Risk Mitigation and Due Diligence Efforts

The following are some of the steps CSCD intends to take to improve the results of its due diligence efforts and mitigate the risk that its necessary Conflict Minerals benefit armed groups in the Covered Countries:

•	Continue to educate its suppliers on CSCD’s Conflict Minerals Policy and the need to complete an accurate survey or risk discontinuance.

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

•	Encourage CSCD’s suppliers to only source Conflict Minerals from smelters or refiners participating in the CFSP or Responsible Gold Guidance Program or comparable programs.

•	Gather more precise country of origin information, and if any Conflict Minerals come from Covered Countries and the applicable smelter or refiner is not participating in a recognized conflict free compliance program, conduct further due diligence on the source of origin or mine, or consider discontinuing with the supplier sourcing from the non-compliant smelter or refiner.

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Attachment 1: Smelter Information

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
5N Plus	GERMANY
A.L.M.T. Corp.	JAPAN
Acade Metals Co.,LTD	CHINA
AcademyPreciousMetals(China)Co.,Ltd	CHINA
Advanced Chemical Company	UNITED STATES
Agosi	GERMANY
Aida Chemical Industries Co. Ltd.	JAPAN	X
AIM	CANADA
Air Products	UNITED STATES
Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	X
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
ALMT	JAPAN
Alpha	UNITED STATES	X
Altlantic Metals	UNITED STATES
American Iron and Metal	CANADA
Ami Bridge Enterprise Co., Ltd.	TAIWAN
An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CHINA
AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	X
ANHUI HERRMAN IMPEX CO.,LTD	CHINA
Anhui Tongling non-ferrous Pioneer Metals Corporation	CHINA
ANSON SOLDER&TIN PRODUCTS MADE LTD	CHINA
Argor Heraeus	SWITZERLAND	X
Asahi Pretec Corp	JAPAN	X
Asahi Solder Technology (Wuxi) Co., Ltd.	CHINA
Asaka Riken Co Ltd	JAPAN
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	X
Atlantic Metals	UNITED STATES
Aurubis AG	GERMANY	X
Axis Material Limited	JAPAN
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Bauer Walser AG	GERMANY
Beijing Zenith Materials	CHINA
Best Metals	BRAZIL

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
BM Vinto	BOLIVIA
Boliden AB	SWEDEN	X
BRIGHT-E	CHINA
Brinkmann Chemie AG	GERMANY
C. Hafner GmbH + Co. KG	GERMANY	X
Caridad	MEXICO
CCR Refinery – Glencore Canada Corporation	CANADA	X
Cendres & Métaux SA	SWITZERLAND
CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
CHALCO Yunnan Copper Co. Ltd.	CHINA
CHANGCHENG GOLD AND SILVER REFINERY CO., LTD.	CHINA
Changsha South Tantalum Niobium Co., Ltd.	CHINA	X
CHENGDU HONG BO INDUSTRIAL CO., LTD.	CHINA
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	X
Cheong Hing	HONG KONG
Chimet	ITALY	X
China Sino-Platinum Metals Co.,Ltd	CHINA
China Golddeal	CHINA
China Huaxi Group Nandan	CHINA
China Minmetals	CHINA
China Minmetals Corp., China Minmetals Nonferrous Metals Co Ltd	CHINA
China Minmetals Nonferrous Metals Co Ltd	CHINA
China National Gold Group Corporation	CHINA
China Rare Metal Materials Company	CHINA	X
China Shenzhen Morgan Sputtering Targets & Technology Co., Ltd.	CHINA
China Tin Group Co., Ltd.	CHINA
Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Chugai Mining	JAPAN
CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Codelco	CHILE
Colt Refining	UNITED STATES
Complejo Metalurgico Vinto S.A.	BOLIVIA
Conghua Tantalum and Niobium Smeltry	CHINA	X
Cooper Santa	BRAZIL	X
COOPERMETAL - Cooperativa Metalúrgica de Rondônia Ltda.	BRAZIL

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
CV Duta Putra Bangka	INDONESIA
CV Gita Pesona	INDONESIA
CV JusTindo	INDONESIA
CV Makmur Jaya	INDONESIA
CV Nurjanah	INDONESIA
CV Prima Timah Utama	INDONESIA	X
CV Serumpun Sebalai	INDONESIA
CV United Smelting	INDONESIA	X
CWB Materials	UNITED STATES
DAE CHANG IND CO LTD	KOREA, REPUBLIC OF
Dae Kil	KOREA, REPUBLIC OF
Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
DaeryongENC	KOREA, REPUBLIC OF
Daye Non-Ferrous Metals Mining Ltd.	CHINA
Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Dayu Weiliang Tungsten Co., Ltd.	CHINA
Degutea	KOREA, REPUBLIC OF
Do Sung Corporation	KOREA, REPUBLIC OF
Doduco	GERMANY
Dong’guan Dong wu Violent-toxic Chemical Products Co., Ltd.	CHINA
Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Dongguan Yuecheng metal materials Co., Ltd.	CHINA
Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Dowa	JAPAN	X
DUKSAN HI-METAL	KOREA, REPUBLIC OF
Duoluoshan	CHINA	X
Eco-System Recycling Co., Ltd.	JAPAN	X
Electroloy Coroperation Sdn Bhd	MALAYSIA
Electroloy Metal Pte	SINGAPORE
Empresa Metallurgica Vinto	BOLIVIA	X
Estanho de Rondônia S.A.	BRAZIL
Exotech Inc.	UNITED STATES	X
F&X	CHINA	X
Feinhutte Halsbruck	GERMANY
Feinhütte Halsbrücke GmbH	GERMANY
Fenix Metals	POLAND

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Fuji Metal Mining	THAILAND
Fujian Jinxin Tungsten Co., Ltd.	CHINA	X
Full armor Industries (shares) Ltd.	TAIWAN
Funsur	PERU
Gannon & Scott	UNITED STATES
Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Ganxian Shirui New Material Co., Ltd.	CHINA
Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	X
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	X
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	X
Gejiu Jin Ye Mineral Co., Ltd.	CHINA
Gejiu Kai Meng Industry and Trade LLC	CHINA
Gejiu Non-ferrous	CHINA	X
Gejiu YunXin Colored Electrolysis Ltd	CHINA
Gejiu Zili Mining and Smelting Co., Ltd.	CHINA
Gibbs Wire & Steel Co	UNITED STATES
Global Advanced Metals	UNITED STATES
Global Advanced Metals Aizu	JAPAN	X
Global Advanced Metals Boyertown	UNITED STATES	X
Global Tungsten & Powders Corp USA	UNITED STATES	X
Gold and Siver Refining Strokes Ltd.	CHINA
Gold Bell Group	SINGAPORE
Golden Egret Special Allloy Coop.	CHINA
Gong an ju	CHINA
Grant Manufacturing and Alloying	UNITED STATES
Guangdong Jinding Gold Limited	CHINA
Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	X
Guangxi China Tin Group Co., LTD	CHINA
Guangxi Huaxi Group Co.,Ltd	CHINA
Guangxi Pinggui PGMA Co. Ltd.	CHINA
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	X

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
H.C. Starck Co., Ltd.	THAILAND	X
H.C. Starck GmbH	GERMANY
H.C. Starck GmbH Goslar	GERMANY	X
H.C. Starck GmbH Laufenburg	GERMANY	X
H.C. Starck Hermsdorf GmbH	GERMANY	X
H.C. Starck Inc.	UNITED STATES	X
H.C. Starck Ltd.	JAPAN	X
H.C. Starck Smelting GmbH & Co.KG	GERMANY	X
H.C. Starck Smelting GmbH & Co.KG	GERMANY
H.J.Enthoven & Sons is a division of H.J.Enthoven Ltd - Registered in the UK - Reg. No. 2821551 - Registered Address: Darley Dale Smelter, South Darley, Matlock, DE4 2LP	UNITED KINGDOM
Hana-High Metal	MALAYSIA
Hanbaek nonferrous metals	KOREA, REPUBLIC OF
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Harmony Gold Refinery	SOUTH AFRICA
HC Starck GmbH	GERMANY
Heesung Metal Ltd	AUSTRALIA
Heimerle + Meule GmbH	GERMANY	X
Henan Lingbao Jinyuan Mining Co., Ltd.	CHINA
Henan San Men Xia	CHINA
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	X
Heraeus Ltd Hong Kong	HONG KONG	X
Heraeus Materials Singapore Pte, Ltd.	SINGAPORE
Heraeus Materials Technology GMBH&CO.KG	GERMANY	X
Heraeus Oriental Hitec Co., Ltd.	KOREA, REPUBLIC OF
Heraeus Precious Metals North America	UNITED STATES
Heraeus Zhaoyuan (Changshu) Electronic Material Co., Ltd.	CHINA
Heraeus Zhaoyuan Precious Metal Materials Co.,Ltd.	CHINA
High-Power Surface Technology	CHINA
High-Tech Co., Ltd. Taiwan	TAIWAN
Hikaru Suites Ltd.	JAPAN
Hitachi Metals, Ltd.	JAPAN
Hi-Temp	UNITED STATES	X
Hon Hai	TAIWAN

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
Hon Shen Co. Ltd	TAIWAN
HonHai Precision Co., Ltd.	TAIWAN
HUA ENG WIRE&CABLE CO.,LTD	TAIWAN
Huichang Jinshunda Tin Co. Ltd	CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	X
Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
IBF IND BRASILEIRA DE FERROLIGAS LTDA	BRAZIL
Impag AG	SWITZERLAND
Increasingly and Chemical Co. (Suzhou) Ltd.	CHINA
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Ishifuku Metal Industry Co., Ltd.	JAPAN	X
ISHIKAWA METAL CO.,LTD.	JAPAN
Istanbul Gold Refinery	TURKEY	X
Jan Janq	TAIWAN
Japan Mint	JAPAN	X
Japan New Metals Co Ltd	JAPAN	X
JAU JANQ ENTERPRISE CO., LTD.	TAIWAN
Jean Goldschmidt International	BELGIUM
Jia Lung Corp	TAIWAN
Jia Tian	CHINA
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Jiangxi Copper Company Limited	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	X
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Jiangxi Nanshan	CHINA
Jiangxi Richsea New Materials Co., Ltd.	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Jie sheng	CHINA
Jin Jinyin refining company limited	CHINA
Jinfeng Gold Mine Smelter	CHINA
Jinlong Copper Co., Ltd.	CHINA
JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA	X
Jiujiang Tanbre Co., Ltd.	CHINA	X

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA	X
Johnson Matthey Inc	UNITED STATES	X
Johnson Matthey Ltd	CANADA	X
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	X
JSC Uralectromed	RUSSIAN FEDERATION	X
JU TAI INDUSTRIAL CO.,LTD.	CHINA
JX Nippon Mining & Metals Co., Ltd	JAPAN	X
Kazzinc Ltd	KAZAKHSTAN	X
Kee Shing	HONG KONG
KEMET Blue Metals	MEXICO	X
KEMET Blue Powder	UNITED STATES	X
KEMET Blue Powder	UNITED STATES
Kennametal Fallon	UNITED STATES
Kennametal Firth Sterling	UNITED STATES
Kennametal Huntsville	UNITED STATES
Kennecott Utah Copper LLC	UNITED STATES	X
Ketapang	INDONESIA
Kewei Tin Co.,ltd	CHINA
King-Tan Tantalum Industry Ltd	CHINA	X
Kojima Chemicals Co. Ltd	JAPAN	X
KOKI JAPAN	JAPAN
Korea Metal	KOREA, REPUBLIC OF
Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
KYOCERA	JAPAN
KYORITSU GOKIN CO., LTD.	JAPAN
Kyrgyzaltyn JSC	KYRGYZSTAN
L’ azurde Company For Jewelry	SAUDI ARABIA	X
LBMA	JAPAN
Levitra can, Shenzhen Electronic Technology Co., Ltd.	CHINA
Lingbao Gold Company Limited	CHINA
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Linwu Xianggui Smelter Co	CHINA
LINXENS	FRANCE
LITTELFUSE	UNITED STATES
Liuzhou China Tin Group Company Ltd - Laibin Smelter	CHINA

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
LMS Brasil S.A.	BRAZIL	X
LS-Nikko Copper Inc	KOREA, REPUBLIC OF	X
Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
LUPON ENTERPRISE CO., LTD	TAIWAN
Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	X
Malaysia Smelting Corp	MALAYSIA	X
Malipo Haiyu Tungsten Co., Ltd.	CHINA	X
Materion	UNITED STATES	X
Matsuda Sangyo Co. Ltd	JAPAN	X
Matsuo nn da Ltd.	JAPAN
MATSUSHIMA KINZOKU	JAPAN
MCP Heck	GERMANY
MCP Metal Specialist Inc.	UNITED KINGDOM
MCP Mining & Chemical Products Ltd. UK	UNITED KINGDOM
Melt Metais e Ligas S/A	BRAZIL	X
Meng neng	CHINA
Metahub Industries Sdn. Bhd.	MALAYSIA
Metallic Resources Inc	UNITED STATES
Metallo Chimique	BELGIUM
Metallum Metal Trading Company	SWITZERLAND
Metallurgical Products India (Pvt.) Ltd.	INDIA	X
Metalor Switzerland	SWITZERLAND	X
Metalor Technologies (Hong Kong) Ltd	HONG KONG	X
Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	X
Metalor Technologies Ltd. (Suzhou)	CHINA
Metalor USA Refining Corporation	UNITED STATES	X
Met-Mex Peñoles, S.A.	MEXICO	X
Micro 100	UNITED STATES
Midwest Tungsten Wire Co.	UNITED STATES
Millard Wire	UNITED STATES
Mineração Taboca S.A.	BRAZIL	X
Mineração Taboca S.A.	BRAZIL	X
Ming Li Jia smelt Metal Factory	CHINA
Minsur	PERU	X
Mitsubishi Materials Corporation	JAPAN	X
Mitsui & Co. Precious Metals Inc. Hong Kong Branch	CHINA

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
MK electron	KOREA, REPUBLIC OF
Molycorp Silmet A.S.	ESTONIA	X
Morigin Company	JAPAN
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
N.E.Chemcat Corporation	JAPAN
Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY	X
Nancang Metal Material Co.,Ltd	CHINA
Nanchang Cemented Carbide Limited Liability Company	CHINA
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Nantong Tongjie Electrical Co., Ltd.	CHINA
Nathan Trotter & Co INC.	PERU
Nathan Trotter & Co.,Inc.	UNITED STATES
Navoi Mining and Metallurgical Combinat	UZBEKISTAN
NGHE TIN NON-FERROUS METAL	VIET NAM
Nihon Genma MFG Co., Ltd.	THAILAND
Nihon Kagaku Sangyo Co., Ltd	JAPAN
Nihon Material Co. LTD	JAPAN	X
Ningbo Jintian copper (Group ) Company Limited	CHINA
Ningbo Kangqiang	CHINA
Ninghua Xingluokeng Tungsten Mine Co., Ltd.	CHINA
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	X
North American Tungsten Corporation Ltd.	CANADA
Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
NTET, Thailand	THAILAND
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Ohio Precious Metals LLC.	UNITED STATES	X
Ohura Precious Metal Industry Co., Ltd	JAPAN	X
OJSC Kolyma Refinery	RUSSIAN FEDERATION
OJSC The Gulidov Krasnoyarsk Non-Ferrous Metals Plant? (OJSC Krastvetmet)	RUSSIAN FEDERATION	X
OM Manufacturing Phils. Inc.	PHILIPPINES

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
Operaciones Metalugicas SA.	BOLIVIA	X
PAMP SA	SWITZERLAND	X
Pan Pacific Copper Co. LTD	CHILE
Penglai Penggang Gold Industry Co Ltd	CHINA
Plansee	AUSTRIA
Plansee SE Liezen	AUSTRIA	X
Plansee SE Reutte	AUSTRIA	X
Pobedit JSC	RUSSIAN FEDERATION
Poongsan Corporation	KOREA, REPUBLIC OF
Precious Metal Sales Corp	UNITED STATES
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Pro Wu Xianggui Mining Co., Ltd.	CHINA
PT Alam Lestari Kencana	INDONESIA
PT Aneka Tambang (Persero) Tbk	INDONESIA	X
PT Artha Cipta Langgeng	INDONESIA	X
PT ATD Makmur Mandiri Jaya	INDONESIA	X
PT Babel Inti Perkasa	INDONESIA	X
PT Babel Surya Alam Lestari	INDONESIA
PT Bangka Kudai Tin	INDONESIA
PT Bangka Putra Karya	INDONESIA	X
PT Bangka Timah Utama Sejahtera	INDONESIA
PT Bangka Tin Industry	INDONESIA	X
PT Belitung Industri Sejahtera	INDONESIA	X
PT BilliTin Makmur Lestari	INDONESIA
PT Bukit Timah	INDONESIA	X
PT DS Jaya Abadi	INDONESIA	X
PT Eunindo Usaha Mandiri	INDONESIA	X
PT Fang Di MulTindo	INDONESIA
PT HANJAYA PERKASA METALS	INDONESIA
PT HP Metals Indonesia	INDONESIA
PT Inti Stania Prima	INDONESIA
PT Karimun Mining	INDONESIA
PT Koba Tin	INDONESIA
PT Mitra Stania Prima	INDONESIA	X
PT Panca Mega Persada	INDONESIA	X
PT Pelat Timah Nusantara Tbk	INDONESIA

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
PT REFINED BANGKA TIN	INDONESIA	X
PT Sariwiguna Binasentosa	INDONESIA	X
PT Seirama Tin investment	INDONESIA
PT Stanindo Inti Perkasa	INDONESIA	X
PT Sumber Jaya Indah	INDONESIA
PT Supra Sukses Trinusa	INDONESIA
PT Tambang Timah	INDONESIA	X
PT Timah (Persero), Tbk	INDONESIA	X
PT Tinindo Inter Nusa	INDONESIA	X
PT Tommy Utama	INDONESIA
PT Yinchendo Mining Industry	INDONESIA
PT. TAMBANG TIMAH	INDONESIA
Pui Da Hung	TAIWAN
PX Précinox SA	SWITZERLAND	X
QianDao Co. ,ltd	CHINA
QuantumClean	UNITED STATES	X
Rand Refinery (Pty) Ltd	SOUTH AFRICA	X
Realized the enterprise co.,ltd.	CHINA
REDRING SOLDER (M) SDN BHD	MALAYSIA
Republic Metals Corporation	UNITED STATES	X
RFH Tantalum Smeltry Co., Ltd	CHINA	X
Rohm & Haas Elec. Mat’ls	SINGAPORE
Rohm & Hass	CHINA
Royal Canadian Mint	CANADA	X
RST	GERMANY
RT Refined Banka Tin	INDONESIA
Rui Da Hung	TAIWAN
Sabin Metal Corp.	UNITED STATES
Saganoseki Smelter & Refinery	JAPAN
Samduck Precious Metals	KOREA, REPUBLIC OF
Samhwa Non-Ferrous Metal. Inc Co.,Ltd	KOREA, REPUBLIC OF
SAMWON METALS Corp.	KOREA, REPUBLIC OF
Sandvik	UNITED STATES
Sanmenxia hang seng science and technology, research and development Co., LTD	CHINA
Schone Edelmetaal	NETHERLANDS	X
Scotia Mocatta	HONG KONG

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
SEMPSA Joyeria Plateria SA	SPAIN	X
Sen Silver	JAPAN
Sendi (Japan): Kyocera Corporation	JAPAN
SGS	BOLIVIA
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Shandong Tiancheng Biological Gold Industrial Co.,Ltd.	CHINA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	X
Shanghai Gold exchange	CHINA
Shanghai Jiangxi Metals Co. Ltd	CHINA
Shen Mao Solder (M) Sdn. Bhd.	MALAYSIA
Shen Zhen Thousand Island Ltd.	CHINA
Shenzhen fujun material technology co.,ltd	CHINA
Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA
Shenzhen keaixin Technology	CHINA
SHENZHEN TIANCHENG CHEMICAL CO LTD	CHINA
Shenzhen Yi Cheng Industrial	CHINA
Sichuan Tianze Precious Metals Co., Ltd	CHINA
Sincemat Co, Ltd	CHINA
Sinitron, Shenmao Solder (M) Sdn. Bhd.	MALAYSIA
SMIC SENJU MALAYSIA	MALAYSIA
So Accurate Group, Inc.	UNITED STATES
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Soft Metais, Ltda.	BRAZIL
Sojitz	JAPAN
Solar Applied Materials Technology Corp.	TAIWAN	X
SOLDER COAT CO.,LTD.	MALAYSIA
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	X
Soochow University’s	CHINA
Standard Bank	HONG KONG
Standard Lublin Sp. z o.o. (intermediary)	POLAND
Strain DS Force Shop	JAPAN
Stretti	JAPAN
Sumitomo	CANADA
Sumitomo	CHINA

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
Sumitomo Metal Mining Co. Ltd.	JAPAN	X
SUN SURFACE TECHNOLOGY CO.,LTD	CHINA
Sunaga Tungsten	JAPAN
Suzhou Co. Ltd.	CHINA
Suzhou Xingrui Noble	CHINA
Sylham	UNITED STATES
Tai zhou chang san Jiao electron Co.,Ltd	CHINA
Taicang City Nancang Metal Meterial Co.,Ltd	CHINA
Taicang Jiangsu	CHINA
Taki Chemicals	JAPAN	X
Talcang City Nankang Metal Materila Co., Ltd	CHINA
Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Tanaka Kikinzoku Kogyo K.K.	JAPAN	X
Tantalite Resources	SOUTH AFRICA
TCC steel	KOREA, REPUBLIC OF
TDK	JAPAN
Technic Inc	UNITED STATES
Tejing (Vietnam) Tungsten Co Ltd	VIET NAM
Telex	UNITED STATES	X
Thailand Smelting & Refining Co. LTD	THAILAND
Thaisarco	THAILAND	X
The Great Wall Gold and Silver Refinery of China	CHINA
The Hutti Gold Company	INDIA
The Refinery of Shandong Gold Mining Co. Ltd	CHINA	X
TIANSHUI LONGBO BUSINESS &TRADE CO.,LTD.	CHINA
Tim Plating Gejiu	CHINA
Tokuriki Honten Co., Ltd	JAPAN	X
Tongding Metal Material Co.,Ltd.	CHINA
Tongling nonferrous Metals Group Co.,Ltd	CHINA
Torecom	KOREA, REPUBLIC OF
Tosoh	JAPAN
Traxys	FRANCE
Triumph Northwest	UNITED STATES
UBS AG	SWITZERLAND
Ulba	KAZAKHSTAN	X
ULVAC, Inc.	JAPAN
Umicore Brasil Ltda	BRAZIL	X

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
Umicore Galvanotechnik GmbH	GERMANY
Umicore Precious Metal Refining	UNITED STATES
Umicore Precious Metals Thailand	THAILAND	X
Umicore SA Business Unit Precious Metals Refining	BELGIUM	X
Uni Bros Metal Pte Ltd	BELGIUM
Uniforce Metal Industrial Corp	HONG KONG
Uniforce Metal Industrial Corp.	INDONESIA
United Precious Metal Refining Inc.	UNITED STATES	X
United Refining	UNITED STATES
Univertical International (Suzhou) Co., Ltd.	CHINA
UYEMURA	UNITED STATES
Valcambi SA	SWITZERLAND	X
VERTEX METALS INCORPORATION	TAIWAN
Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	X
Vishay Intertechnology	CHINA
Voss Metals Company, Inc.	UNITED STATES
VQB Mineral and Trading Group JSC	VIET NAM
WC Heraeus Hanau	GERMANY
Well-Lin Enterprise Co Ltd	TAIWAN
Western Australian Mint trading as The Perth Mint	AUSTRALIA	X
Westfalenzinn	GERMANY
Westmetall GmbH & Co. KG	GERMANY
White Solder Metalurgia	BRAZIL	X
Wilhelm Grillo Handelsgesellschaft mbH	GERMANY
Wilhelm Westmetall	GERMANY
Williams/ Williams Brewster	UNITED STATES
Wolfram Bergbau und Hütten AG	AUSTRIA	X
Wolfram Bergbau und Hütten AG	GERMANY
Wolfram Company CJSC	RUSSIAN FEDERATION
Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Wuxi Lantronic Electronic Co Ltd	CHINA
Wuxi Middle Treasure Materials	CHINA
wuxi yunxi	CHINA
Xia Yi Metal Industries (shares) Ltd.	TAIWAN
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	X
Xiamen Tungsten Co Ltd	CHINA	X
Xi’an Refractory & Precise Metals Co., Ltd	CHINA

Exhibit 1.01	29 May 2015

Cascade Microtech, Inc.

CY2014 Conflict Minerals Report

Smelter Name	Smelter Country	Smelters Listed on the CFSI Compliant Smelter and Refiner List
XiHai	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	X
Yantai Guodasafina High-Tech Environmental Refinery Co., Ltd.	CHINA
Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	CHINA
Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
Yantai Zhaojin Lai Fuk Precious Metals Ltd	CHINA
Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Yokohama Metal Co Ltd	JAPAN
Yoo Chan Metal	KOREA, REPUBLIC OF
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Yunnan Copper Industry Co Ltd	CHINA
Yunnan Tin Company, Ltd.	CHINA	X
Yunnan, China Rare Metal Materials Company	CHINA
Yuntinic Resources	CHINA
Yun’xin Non-ferrous Electroanalysis Ltd.	CHINA
Zhangzhou Macro Real Non-Ferrous Metals	CHINA
Zhangzhou Xiangcheng Hongyu Building Co., Ltd.	CHINA
Zhaojin La Fuk Shandong Zhaojin Refinery	CHINA
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY	CHINA
Zhongshan Public Security Bureau, Guangdong Province ,China	CHINA
ZhongShi	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X
Zhuzhou Cement Carbide	CHINA	X
Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Zijin Mining Group Co. Ltd	CHINA	X
Zong Yang Industrial Co., Ltd.	TAIWAN

Exhibit 1.01	29 May 2015